UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549





                                 FORM  8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): January 27, 2001


                    PILGRIM'S PRIDE CORPORATION
      (Exact name of registrant as specified in its charter)



     Delaware                 1-9273                     75-1285071
(State or other jurisdiction (Commission File Number) (I.R.S. Employer
 of incorporation)                                   Identification No.)




                            110 South Texas Street
                         Pittsburg, Texas 75686-0093
             (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code:  (903) 855-1000

Item 2.  Acquisition or Disposition of Assets.

     This Form 8-K/A is an amendment to the Form 8-K filed on February 8, 2001, relating to the acquisition by a wholly-owned subsidiary of Pilgrim's Pride Corporation, Inc. ("Pilgrim's Pride") of WLR Foods, Inc. ("WLR Foods"). The purpose of this amendment is to file the financial statements of WLR Foods and the unaudited pro forma condensed financial data of Pilgrim's Pride for the fiscal year ended September 30, 2000 and as of and for the three months ended December 31, 2000, which give effect to the WLR Foods acquisition.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.
          Filed as Exhibit 99.1 hereto.

(b)  Pro Forma Financial Information.
          Filed as Exhibit 99.2 hereto.

     (c)  Exhibits.

               2 Agreement and Plan of Merger dated September 27, 2000 (incorporated by reference to Exhibit 2 of WLR Foods, Inc.'s Current Report on Form 8-K (File No. 000-17060) dated September 28, 2000).*
               23 Consent of KPMG LLP.
               99.1 Consolidated Financial Statements of WLR Foods, Inc.
               99.2 Unaudited Pro Forma Condensed Financial Data.
          * Previously filed.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Pilgrim's Pride Corporation


                              By:    /S/ RICHARD A. COGDILL
                                   Richard A. Cogdill
                                   Executive Vice President, Chief
                                   Financial Officer, Secretary and
                                   Treasurer



Date:  April 12, 2001

EXHIBIT INDEX


EXHIBIT NUMBER
DESCRIPTION

          2    Agreement  and  Plan  of  Merger  dated  September  27,   2000
               (incorporated  by  reference  to  Exhibit  2 of WLR Foods, Inc.'s
               Current Report on Form 8-K (File No. 000-17060)  dated  September
               28, 2000).*
          23   Consent of KPMG LLP.
          99.1 Consolidated Financial Statements of WLR Foods, Inc.
          99.2 Unaudited Pro Forma Condensed Financial Data.
          *    Previously filed.

                                EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Pilgrim's Pride Corporation


We consent to the incorporation by reference in the Registration Statements (No. 333-84861) on Form S-3 and (No. 3-12043) on Form S-8 of Pilgrim's Pride Corporation of our report dated August 11, 2000, relating to the consolidated balance sheets of WLR Foods, Inc. and subsidiaries as of July 1, 2000 and July 3, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended July 1, 2000, which report appears in the Form 8-K/A, to be filed on or about April 11, 2001, of Pilgrim's Pride Corporation.



Richmond, Virginia
April 9, 2001

The Board of Directors and Shareholders
WLR Foods, Inc.

     We have audited the accompanying consolidated balance sheets of WLR Foods, Inc. and subsidiaries as of July 1, 2000 and July 3, 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended July 1, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We  conducted  our  audits  in  accordance   with  auditing  standards
generally            accepted            in            the           United
     States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WLR Foods, Inc. and subsidiaries as of July 1, 2000 and July 3, 1999 and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended July 1, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                 KPMG LLP

Richmond, Virginia
August 11, 2000

                               EXHIBIT 99.1

WLR FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
                                      SEPTEMBER 30,   JULY 1,  JULY 3,
(IN THOUSANDS)                        2000            2000     1999
ASSETS                               (UNAUDITED)
CURRENT ASSETS
   CASH AND CASH EQUIVALENTS           $    120  $      85  $     210
   ACCOUNTS RECEIVABLE, LESS
      ALLOWANCE FOR  DOUBTFUL
      ACCOUNTS OF $1,628, $1,909
      AND $1,886                         63,220     59,541     59,026
   INVENTORIES (NOTE 2)                 108,244    110,980    106,679
   INCOME TAXES RECEIVABLE                    -        323        355
   PREPAID EXPENSES                       2,459      2,670      2,574
        OTHER CURRENT ASSETS              1,516         39      3,853
        TOTAL CURRENT ASSETS            175,559    173,638    172,697

   PROPERTY, PLANT AND EQUIPMENT,
      NET (NOTE 3)                       99,915    102,070    107,945
   DEFERRED INCOME TAXES (NOTE 6)         1,259      2,910      3,009
        OTHER ASSETS                      4,417      4,897      5,446
        TOTAL ASSETS                  $ 281,150  $ 283,515  $ 289,097
LIABILITIES AND SHAREHOLDERS'EQUITY
CURRENT LIABILITIES:
   CURRENT MATURITIES OF LONG-
      TERM DEBT (NOTE 4)              $   6,299  $   6,052  $   5,046
   EXCESS CHECKS OVER BANK BALANCES      13,031     14,014     13,912
   TRADE ACCOUNTS PAYABLE                21,847     24,627     26,500
   ACCRUED PAYROLL AND RELATED BENEFITS  14,891     15,148     24,729
   OTHER ACCRUED EXPENSES                15,079     12,659      8,677
   DEFERRED INCOME TAXES (NOTE 6)         6,920      8,725      9,817
        TOTAL CURRENT LIABILITIES        78,067     81,225     88,681
LONG-TERM DEBT, EXCLUDING CURRENT
   MATURITIES (NOTE 4)                   50,229     51,036     48,845
OTHER LIABILITIES                         7,652      7,250      7,636
COMMITMENTS AND OTHER MATTERS
   (NOTES 9, 14 AND 17)
SHAREHOLDERS' EQUITY (NOTES 7 AND 8)
   COMMON STOCK, NO PAR VALUE(AUTHORIZED
      100,000,000 SHARES, ISSUED AND
      OUTSTANDING 16,172,410, 16,541,691
      AND 16,209,067 SHARES)             67,119     66,961     69,125
   ADDITIONAL PAID-IN CAPITAL             2,974      2,974      2,974
   RETAINED EARNINGS                     77,975     74,069     71,836
   ACCUMULATED OTHER COMPREHENSIVE
      INCOME                             (2,866)         -          -
        TOTAL SHAREHOLDERS'EQUITY       145,202    144,004    143,935
        TOTAL LIABILITIES AND
          SHAREHOLDERS' EQUITY        $ 281,150  $ 283,515  $ 289,097

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


WLR FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

                              Thirteen Weeks
                                  Ended  		           YEARS ENDED
                        SEPTEMBER 30,  OCTOBER 2,    JULY 1,  JULY 3,  JUNE 27,
                            2000          1999        2000     1999      1998
                        (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

NET SALES               $  211,881    $ 202,007    $ 832,728 $ 888,086 $ 945,967
   COST OF SALES           179,265      172,705      726,253   750,942   876,287
        GROSS PROFIT        32,616       29,302      106,475   137,144    69,680
   SELLING, GENERAL AND
      ADMINISTRATIVE
      EXPENSES              25,218       24,355       99,958    98,478    91,745
   OPERATING INCOME (LOSS)   7,398        4,947        6,517    38,666   (22,065)
OTHER (INCOME) EXPENSE:
   INTEREST EXPENSE(NOTE 4)  1,506        1,233        4,968    10,931    22,539
   GAIN ON SALE OF GOLDSBORO
      COMPLEX (NOTE 13)          -            -            -    (7,699)        -
   OTHER INCOME, NET           (26)        (371)      (1,280)     (515)     (106)
        OTHER EXPENSE, NET   1,480          862        3,688     2,717    22,433
EARNINGS (LOSS) BEFORE
   INCOME TAXES AND MINORITY
   INTEREST                  5,918        4,085        2,829    35,949   (44,498)
INCOME TAX EXPENSE
   (BENEFIT) (NOTE 6)        2,012        1,542          596    13,211   (16,352)
MINORITY INTEREST IN NET
   EARNINGS OF CONSOLIDATED
   SUBSIDIARY                    -            -            -         -        66
NET EARNINGS (LOSS) FROM
   CONTINUING OPERATIONS  $  3,906     $  2,543     $  2,233  $ 22,738  $(28,212)
EARNINGS FROM DISCONTINUED
   OPERATIONS, NET OF TAX
   NOTE 12)                      -            -            -       664     2,858
GAIN ON DISPOSAL OF
   DISCONTINUED OPERATIONS,
   NET OF  TAX (NOTE 12)         -            -            -    17,927         -
TOTAL EARNINGS FROM
   DISCONTINUED OPERATIONS       -            -            -    18,591     2,858
EXTRAORDINARY CHARGE ON
   EARLY EXTINGUISHMENT OF
   DEBT, NET OF TAX (NOTE4)      -            -            -    (2,559)        -
NET EARNINGS (LOSS)       $  3,906     $  2,543     $  2,233  $ 38,770  $(25,354)

BASIC NET EARNINGS (LOSS)
   PER COMMON SHARE,
   CONTINUING OPERATIONS  $   0.24     $   0.15     $   0.13  $   1.35  $  (1.72)
BASIC EARNINGS PER COMMON
   SHARE, DISCONTINUED
   OPERATIONS                    -            -            -      1.11      0.17
BASIC LOSS PER COMMON
   SHARE, EXTINGUISHMENT OF
   DEBT                          -            -            -     (0.15)        -
TOTAL BASIC EARNINGS (LOSS)
   PER COMMON SHARE       $   0.24     $   0.15     $   0.13  $   2.31  $  (1.55)
DILUTED NET EARNINGS (LOSS)
   PER COMMON SHARE,
   CONTINUING OPERATIONS  $   0.24     $   0.15     $   0.13  $   1.34  $  (1.72)
DILUTED EARNINGS PER COMMON
   SHARE, DISCONTINUED
   OPERATIONS                    -            -            -  $   1.10  $   0.17
DILUTED LOSS PER COMMON
   SHARE, EXTINGUISHMENT
   OF DEBT                       -            -            -  $  (0.15) $      -
TOTAL DILUTED EARNINGS
   (LOSS)PER COMMON SHARE $   0.24     $   0.15     $   0.13  $   2.29  $  (1.55)

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WLR FOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                    ACCUMULATED
                                     ADDITIONAL        OTHER         TOTAL
                   COMMON STOCK  PAID-IN RETAINED COMPREHENSIVE SHAREHOLDER'S
                   SHARES AMOUNT CAPITAL EARNINGS     LOSS         EQUITY

DOLLARS IN THOUSANDS
BALANCE AT
   JUNE 28, 1997     16,597   $64,206  $ 2,974 $ 59,378 $     -   $ 126,558
   NET LOSS                                  -  (25,354)            (25,354)
   STOCK DIVIDEND       102       958        -     (958)                  -
   COMMON STOCK
      ISSUED            147     2,710        -        -               2,710
   COMMON STOCK
      REPURCHASED      (446)      (23)       -        -                 (23)
BALANCE AT
   JUNE 27, 1998     16,400    67,851    2,974   33,066       -     103,891
   NET EARNINGS                              -   38,770              38,770
   COMMON STOCK
      REPURCHASED       (17)     (152)       -        -                (152)
   COMMON STOCK
      ISSUED            159     1,426        -        -               1,426
BALANCE AT
   JULY 3, 1999      16,542    69,125    2,974   71,836        -    143,935
   NET EARNINGS                              -    2,233               2,233
   COMMON STOCK
      REPURCHASED      (470)   (2,719)       -        -              (2,719)
   COMMON STOCK
      ISSUED            100       555        -        -                 555
BALANCE AT
   JULY 1, 2000      16,172  $ 66,961  $ 2,974  $74,069   $    -  $ 144,004
   COMPREHENSIVE INCOME:
   NET EARNINGS
      (UNAUDITED)         -         -        -    3,906               3,906
   NET DEFERRED LOSS
      ON OPTION CONTRACTS,
      NET OF TAX EFFECT OF
      $1,476(UNAUDITED)   -         -        -        -   (2,866)    (2,866)
   TOTAL COMPREHENSIVE
       INCOME                                                         1,040
   COMMON STOCK ISSUED
     (UNAUDITED)         37       158        -        -                 158
BALANCE AT
   SEPTEMBER 30, 2000
   (UNAUDITED)       16,209   $ 67,119  $ 2,974 $77,975   $2,866) $ 145,202

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WLR FOODS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                 THIRTEEN WEEKS
                                       ENDED            YEARS ENDED
                             SEPTEMBER 30, OCTOBER 2,  JULY 1,  JULY 3, JUNE 27,

(IN THOUSANDS)                    2000       1999      2000     1999    1998
                               (UNAUDITED)
CASH FLOWS FROM OPERATING
ACTIVITIES:
   NET EARNINGS (LOSS)            $ 3,906    $ 2,543   $  2,233 $ 38,770 $(25,354)
   ADJUSTMENTS TO RECONCILE NET
      EARNINGS (LOSS) TO NET
      CASH PROVIDED BY OPERATING
      ACTIVITIES:
   EXTRAORDINARY LOSS ON EARLY
      EXTINGUISHMENT OF DEBT,           -          -          -    2,559        -
      NET OF TAX
   DEPRECIATION AND AMORTIZATION    4,583      4,831     18,674   21,755   28,321
   (GAIN) LOSS ON SALES OF
      PROPERTY, PLANT AND EQUIPMENT    (4)      (131)      (631)   1,159      916
   GAIN ON SALE OF GOLDSBORO
      COMPLEX                           -          -          -   (7,699)       -
   GAIN ON SALE OF DISCONTINUED
      OPERATION                         -          -          -  (28,187)       -
   DEFERRED INCOME TAXES            1,322     (1,172)      (993)  14,419  (14,974)
   PAYMENT ON CLOSED OPTION
      CONTRACTS                    (4,342)
   OTHER, NET                                      -          -      107     (592)
CHANGE IN OPERATING ASSETS AND
   LIABILITIES:
   (INCREASE) DECREASE IN ACCOUNTS
      RECEIVABLE                   (3,679)       654       (515)   8,355        5
   (INCREASE) DECREASE IN
      INVENTORIES                   2,736     (5,749)    (4,301)  12,234   37,520
   (INCREASE) DECREASE IN PREPAID
      EXPENSES                        211          8        (96)    (704)     341
   DECREASE IN OTHER CURRENT
      ASSETS                       (1,154)       342         96      106    3,655
   (INCREASE) DECREASE IN LONG-
      TERM ASSETS                     275        (44)      (281)    (170)     815
   DECREASE IN ACCOUNTS PAYABLE    (2,780)      (483)    (1,873)    (655)  (6,263)
   INCREASE (DECREASE) IN ACCRUED
      EXPENSES AND OTHER            2,566     (1,874)    (5,985)   9,042    5,675

NET CASH PROVIDED BY OPERATING
   ACTIVITIES                       3,640     (1,075)     6,328   71,091   30,065

CASH FLOWS FROM INVESTING
   ACTIVITIES:
   ADDITIONS TO PROPERTY, PLANT
      AND EQUIPMENT                (2,237)    (2,254)   (12,225) (22,072) (22,149)
   ACQUISITION OF BUSINESSES            -          -          -        -     (650)
   PROCEEDS FROM NOTES RECEIVABLE       -          -      3,750        -        -
   PROCEEDS FROM SALE OF GOLDSBORO
      COMPLEX                           -          -          -   37,582        -
   PROCEEDS FROM SALE OF
      DISCONTINUED OPERATION            -          -          -   55,068        -
   PROCEEDS FROM SALES OF
      PROPERTY, PLANT AND EQUIPMENT    18        241        887    1,245    1,706

NET CASH PROVIDED BY (USED IN)
   INVESTING ACTIVITIES            (2,219)    (2,013)    (7,588)  71,823  (21,093)

CASH FLOWS FROM FINANCING
   ACTIVITIES:
   PROCEEDS FROM ISSUANCE OF
      REVOLVER AND LONG-TERM
      DEBT                        206,081    199,213    730,430  634,724   41,485
   PAYMENTS ON REVOLVER AND LONG-
      TERM DEBT                  (206,642)  (193,872)  (727,233)(780,482) (35,234)
   FINANCING COSTS PAID                 -          -          -   (1,969)  (5,401)
   NOTES PAYABLE TO BANKS               -          -          -        -   (4,031)
   ISSUANCE OF COMMON STOCK           158        146        555      701      892
   REPURCHASE OF COMMON STOCK           -          -     (2,719)       -   (4,438)
   INCREASE (DECREASE) IN EXCESS
      CHECKS OVER BANK BALANCES      (983)    (2,351)       102    3,987   (2,193)

NET CASH PROVIDED BY (USED IN)
   FINANCING ACTIVITIES            (1,386)     3,136      1,135 (143,039)  (8,920)

   INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                 35         48       (125)    (125)      52
   CASH AND CASH EQUIVALENTS AT
      BEGINNING OF PERIOD              85        210        210      335      283

CASH AND CASH EQUIVALENTS AT END
   OF PERIOD                      $   120    $   258    $    85  $   210  $   335

SUPPLEMENTAL CASH FLOW INFORMATION:
   CASH PAID (RECEIVED) FOR:
   INTEREST                       $ 1,381    $ 1,146    $ 4,403  $13,366  $15,365
   INCOME TAXES                        78        456      2,404    6,204   (3,139)

NON-CASH FINANCING ACTIVITIES:

IN FISCAL 1999:
THE COMPANY RECORDED 142,384 STOCK WARRANTS AT A VALUE OF $904,136 WHICH
   RELATED TO THE FEBRUARY 1998 DEBT REFINANCING.
THE COMPANY HAD 28,180 STOCK WARRANTS EXPIRE AT A VALUE OF $178,943 WHEN A
   PORTION OF THE FEBRUARY 1998 DEBT WAS REPAID IN THE FIRST QUARTER.
THE COMPANY INCURRED AN EXTRAORDINARY CHARGE ON EARLY EXTINGUISHMENT OF
   DEBT IN THE AMOUNT OF $4.1 MILLION.
THE COMPANY RECORDED A NOTE RECEIVABLE IN THE AMOUNT OF $3,750,000 FOR THE
   SALE OF ITS MONROE DIVISION, DUE IN FISCAL YEAR 2000.

IN FISCAL 1998:
THE COMPANY ISSUED 102,296 SHARES AS A STOCK DIVIDEND IN THE FIRST QUARTER. THE COMPANY ISSUED 889,898 STOCK WARRANTS IN THE THIRD QUARTER RELATING TO
   THE DEBT REFINANCING; OF THESE 266,969 WERE IMMEDIATELY EXERCISABLE AND WERE RECORDED AT A VALUE OF $1,695,256.

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

WLR Foods, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies and Other Information

Organization
WLR Foods, Inc. and subsidiaries (WLR Foods or the Company) are primarily engaged in fully integrated turkey and chicken production, processing, further processing and marketing. The Company's operations are predominantly located in the mid-Atlantic region of the United States. WLR Foods sells products through a variety of selected national and international retail, foodservice and institutional markets.

Fiscal Year
The Company's fiscal year ends on the Saturday closest to June 30. Fiscal years 2000, 1999 and 1998 ended on July 1, July 3, and June 27, respectively, and included 52 weeks in fiscal year 2000, 53 weeks in fiscal year 1999 and 52 weeks in fiscal year 1998.

Principles of Consolidation and Presentation
The accompanying consolidated financial statements include the accounts of WLR Foods and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories
Inventories of feed, grain, eggs, packaging supplies, processed poultry and meat products are stated at the lower of cost or market as determined by the first-in, first-out valuation method. Live poultry and breeder flocks consist of poultry raised for slaughter and breeders. Poultry raised for slaughter are stated at the lower of average cost or market. Breeders are stated at average cost less accumulated amortization. The cost of breeders is accumulated during their development stage and then amortized into the cost of the eggs produced over the egg production cycle of the breeders. The Company has four methods of purchasing grain: cash purchasing, forward purchasing, grain options, and hedging with futures contracts. Each purchasing method creates varying degrees of risk for WLR Foods. The Company uses futures contracts, grain options and forward purchases to hedge the risk of fluctuating grain prices. The gains or losses from hedging transactions become part of the cost of the related inventory items and are expensed during the time period for which the hedge was intended.

Property, Plant and Equipment
Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the respective assets. In general, the estimated useful lives for computing depreciation are: 15 to 20 years for buildings and improvements; 3 to 8 years for machinery and equipment; and 3 to 5 years for transportation equipment. The costs of maintenance and repairs are charged to operations, while costs associated with renewals, improvements and major replacements are capitalized.

Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising and Promotion Expenses
Advertising and promotion expenses are charged to operations in the period incurred.

Financial Instruments
The estimated fair value of financial instruments has been determined by the Company using available market information. Except for financial instruments used for hedging and debt instruments (Notes 2 and 4), the carrying amounts of all other financial instruments approximate their fair values due to their short maturities.

Stock-Based Compensation
As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, the Company continues to account for employee stock option plans using the intrinsic value method of accounting and provides the pro-forma disclosures of SFAS No. 123.

Use of Estimates
The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Recently Issued Accounting Standards
In June 1998, SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued. The Company adopted SFAS 133 on July 2, 2000. The Company anticipates that the adoption of this statement, which will occur in fiscal 2001, will result primarily in quarterly fluctuations to accumulated other comprehensive income, which is a component of shareholder's equity, but will not have a significant impact on the Company's consolidated statements of operations. The Company anticipates that the implementation of this statement on July 2, 2000 will result in a charge of approximately $3.4 million to accumulated other comprehensive income, representing the deferred losses on grain options and futures contracts on July 1, 2000.

Unaudited Interim Financial Information
The consolidated balance sheet as of September 30, 2000; the consolidated statements of operations for the thirteen weeks ended September 30, 2000 and October 2, 1999; the consolidated statement of shareholders' equity and comprehensive income (loss) for the thirteen weeks ended September 30, 2000; and the consolidated statements of cash flows for the thirteen weeks ended September 30, 2000 and October 2, 1999 are unaudited. In the opinion of management, all adjustments necessary for fair presentation of such consolidated financial statements have been included. Such adjustments consisted only of normal recurring accruals and the use of estimates. Interim results are not necessarily indicative of results for the entire fiscal year.

The consolidated financial statements and notes are presented in conformity with the requirements for Form 10-Q and do not contain certain information included in the Company's annual consolidated financial statements and notes.

The Company's unaudited interim financial statements should be read in conjunction with the consolidated financial statements included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2000. In both, the accounting policies and principles used are consistent in all material respects.

2. INVENTORIES

A SUMMARY OF INVENTORIES AT SEPTEMBER 30, 2000, JULY 1, 2000 AND JULY 3,
1999 FOLLOWS:

                                      SEPTEMBER 30,   JULY 3,  JULY 1,
(IN THOUSANDS)                            2000         1999    2000
                                       (Unaudited)
LIVE POULTRY AND BREEDER FLOCKS           $ 48,412   $ 48,275  $ 51,283
PROCESSED POULTRY AND MEAT PRODUCTS         35,313     31,510    30,655
PACKAGING SUPPLIES, PARTS AND OTHER         12,873     12,859    12,654
FEED, GRAIN AND EGGS                        11,646     14,035    16,388
     TOTAL INVENTORIES                    $108,244   $106,679  $110,980

The cost of grain, the principal feed ingredient for live birds, is subject to price changes caused by weather, size of harvest, changes in demand, transportation and storage costs. To reduce the risks of price fluctuations, the Company has entered into grain option and futures contracts. As of July 1, 2000, the Company had $3.4 million of deferred losses on option contracts. There were no deferred amounts relating to options for fiscal year 1999. The notional amount of grain futures contracts at July 1, 2000 and July 3, 1999 was $0.5 million and $23.2 million, respectively. The fair value of grain futures contracts used in hedging at July 1, 2000 and July 3, 1999 was $0.6 million and $20.6 million, respectively. The Company had $0.1 million of deferred gains on futures contracts at July 1, 2000 and $2.6 million of deferred losses on futures contracts at July 3, 1999. The notional amount and fair value of open grain options at July 1, 2000 was $1.1 million and ($2.3) million, respectively. There were no open grain option contracts at July 3, 1999.

3. PROPERTY, PLANT AND EQUIPMENT

WLR FOODS' INVESTMENT IN PROPERTY, PLANT AND EQUIPMENT AT JULY 1, 2000 AND
JULY 3, 1999 WAS AS FOLLOWS:

(IN THOUSANDS)                        2000           1999
LAND AND IMPROVEMENTS               $ 18,520        $ 18,198
BUILDINGS AND IMPROVEMENTS            98,531          97,670
MACHINERY AND EQUIPMENT              162,993         156,281
TRANSPORTATION EQUIPMENT              18,518          22,020
CONSTRUCTION IN PROGRESS               3,846           2,382
                                     302,408         296,551
LESS ACCUMULATED DEPRECIATION        200,338         188,606
PROPERTY, PLANT AND EQUIPMENT, NET  $102,070        $107,945

4. LONG-TERM DEBT AND BANK REVOLVING CREDITS

LONG-TERM DEBT AND OTHER CREDIT FACILITIES AT JULY 1, 2000 AND JULY 3, 1999
CONSISTED OF THE FOLLOWING OBLIGATIONS:

(IN THOUSANDS)                                    2000      1999
VARIABLE RATE NOTE:
SECURED BANK TERM NOTE DUE 2001              $ 40,435       $ 49,000
REVOLVING CREDIT NOTE:
SECURED BANK REVOLVING CREDIT NOTE DUE 2001    15,811          3,753
OTHER NOTES:
NOTES WITH VARIOUS TERMS AND RATES                842          1,138
TOTAL LONG-TERM DEBT                           57,088         53,891
LESS CURRENT MATURITIES OF LONG-TERM DEBT       6,052          5,046
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES $ 51,036       $ 48,845

The Company refinanced certain term notes and revolving credit notes due in 2000 as of November 20, 1998. The new facility is a three-year financing agreement that provides a total borrowing capacity of $150 million. The agreement includes a $50 million term loan and $100 million revolving credit facility. Both facilities have a maturity date of November 20, 2001 and are secured by virtually all of the Company's assets. The carrying value of all debt approximates fair value at July 1, 2000, based on quoted market prices for similar issues.

At July 1, 2000, borrowings on the term loan, which had $40.4 million outstanding, were based on LIBOR of 6.68% plus the applicable margin of 140 basis points for a total rate of 8.08%. Revolving credit borrowings totaled $15.8 million as of July 1, 2000, with $15.0 million tied to LIBOR of 6.66% plus the 140 basis point applicable margin for a total rate of 8.06%. The remaining $0.8 million in revolving credit borrowings was based on the prime rate of 9.5%. At the end of each quarter, the applicable margin is adjusted based upon certain Company performance metrics.

Principal payments of $1.25 to $1.5 million are required at the end of each fiscal quarter, and began with the fourth quarter of fiscal 1999 for the term loan portion of the credit facility. Additionally, principal payments are required from the proceeds of asset sales in excess of $1.0 million annually and for substantial new issuances of common stock.

During the first quarter of fiscal year 1999, the Company recorded an extraordinary charge of $2.6 million ($1.6 million after tax) for the early extinguishment of debt resulting from the permanent reduction of its prior credit facility due to the sale of its Cassco Ice & Cold Storage, Inc. subsidiary and its Goldsboro, North Carolina chicken complex. The Company also recorded an extraordinary non-cash charge to write off the remaining unamortized debt issue costs of the prior credit facility during the second quarter of fiscal 1999 of $1.5 million ($1.0 million after tax). This charge is also shown as an extraordinary item for the early extinguishment of debt. Total charges for the early extinguishment of debt during fiscal 1999 were $4.1 million ($2.6 million after tax).

The Company incurred approximately $2.0 million in costs to establish the new credit facility. These costs have been capitalized, included in other assets, and are being amortized to interest expense over the life of the new facility.

In relation to the debt refinancing in fiscal year 1998, warrants totaling 320,363 are outstanding and exercisable with an exercise price of $0.01.

In connection with the refinancing, an interest rate swap and an interest rate cap that were required under the prior credit facility were assigned from First Union National Bank to the Bank of Montreal. Accordingly, the swap was marked to market as of November 20, 1998, with a non-cash charge of $0.6 million recorded as interest expense. As of July 1, 2000, the interest rate swap and the interest rate cap were no longer outstanding.

The Company's credit agreement with its lenders contains restrictive covenants. As of July 1, 2000, the Company was in compliance with all covenants.

Required annual principal repayments of long-term debt with original maturities of greater than one year are as follows:


     (IN THOUSANDS )
     Fiscal 2001      $ 6,052
     Fiscal 2002       50,802
     Fiscal 2003           89
     Fiscal 2004           95
     Fiscal 2005           50
     Total            $57,088

5. Employee Benefits

The Company maintains a Profit Sharing and Salary Savings Plan that is available to substantially all employees who meet certain age and service requirements. In fiscal year 1998, most participants could contribute up to 15% of their salary. Under the Company's restated plan, most participants could contribute up to 20% of their salary for fiscal years 1999 and 2000. For each employee dollar contributed (limited to the first 4% of an employee's compensation), the Company contributes a matching amount of 50 cents. The Company can also make additional contributions at its discretion. WLR Foods' total contributions under this plan were approximately $1.4 million, $2.4 million and $1.6 million, for fiscal 2000, 1999 and 1998, respectively.

6. INCOME TAXES

THE PROVISION FOR INCOME TAXES FOR CONTINUING OPERATIONS WAS AS FOLLOWS FOR
FISCAL YEARS 2000, 1999 AND 1998:
(IN THOUSANDS)                    2000      1999       1998
CURRENT:
   FEDERAL                      $ 1,373   $ 3,908   $      -
   STATE                            216     2,178        166
                                  1,589     6,086        166
DEFERRED:
   FEDERAL                         (866)    6,664    (14,625)
   STATE                           (127)      461     (1,893)
                                   (993)    7,125    (16,518)
TOTAL TAX EXPENSE (BENEFIT)     $   596  $ 13,211   $(16,352)

THE PROVISION FOR INCOME TAXES FOR CONTINUING OPERATIONS DIFFERS FROM THE AMOUNTS RESULTING FROM APPLYING THE FEDERAL STATUTORY TAX RATES (34% FOR FISCAL 2000, AND 35% FOR FISCAL 1999 AND 1998) TO EARNINGS (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST AS FOLLOWS FOR FISCAL YEARS 2000, 1999 AND 1998:

(IN THOUSANDS)                    2000    1999         1998
TAXES COMPUTED USING FEDERAL
   STATUTORY TAX RATES           $ 962    $ 12,582     $ (15,574)
STATE INCOME
   TAXES, NET OF FEDERAL TAX
   EFFECT                           59       1,715        (1,123)
WORK OPPORTUNITY TAX CREDIT       (218)       (293)          (97)
FOREIGN SALES CORPORATION         (153)       (344)         (221)
OTHER, NET                         (54)       (449)          663
TOTAL TAX EXPENSE(BENEFIT)       $ 596    $ 13,211     $ (16,352)
EFFECTIVE TAX RATE                21.1%       36.7%         36.7%

INCOME TAX EXPENSE (BENEFIT) IS INCLUDED IN THE FINANCIAL STATEMENTS AS
FOLLOWS FOR FISCAL YEARS 2000, 1999 AND 1998:
(IN THOUSANDS)                  2000         1999          1998
CONTINUING OPERATIONS           $ 596     $ 13,211     $ (16,352)
DISCONTINUED OPERATIONS             -       10,667         1,671
EXTRAORDINARY CHARGE                -       (1,569)            -
                                $ 596     $ 22,309     $ (14,681)

THE TAX EFFECTS OF TEMPORARY DIFFERENCES THAT GIVE RISE TO SIGNIFICANT PORTIONS OF DEFERRED TAX ASSETS AND DEFERRED TAX LIABILITIES AT JULY 1, 2000 AND JULY 3, 1999 ARE LISTED BELOW:

(IN THOUSANDS)                             2000             1999
DEFERRED TAX LIABILITIES:
   INVENTORIES, PRINCIPALLY DUE TO THE
      ACCOUNTING FOR LIVE INVENTORIES ON
      THE FARM PRICE METHOD FOR TAX
      PURPOSES                             $ (13,357)       $ (13,577)
   PLANT AND EQUIPMENT, PRINCIPALLY DUE
      TO DIFFERENCES IN DEPRECIATION
      AND CAPITALIZED INTEREST                (1,963)          (2,854)
   EMPLOYEE BENEFIT DEDUCTION                   (497)          (1,326)
   GROSS DEFERRED TAX LIABILITIES            (15,817)         (17,757)
DEFERRED TAX ASSETS:
   NET OPERATING LOSS CARRYFORWARDS          $ 1,217          $ 1,230
   INSURANCE ACCRUALS, PRINCIPALLY DUE
      TO TIMING OF PAYMENTS VERSUS
      RECORDING OF EXPENSES                    2,768            3,085
   DEFERRED COMPENSATION, PRINCIPALLY DUE TO
      ACCRUAL FOR FINANCIAL REPORTING
      PURPOSES                                  1,362           1,356
   TAX CREDITS                                  2,269           2,544
   FINANCING COSTS, PRINCIPALLY DUE TO
      ACCRUAL FOR FINANCIAL PURPOSES              642             642
   COMPENSATED ABSENCES, PRINCIPALLY DUE
      TO ACCRUAL FOR FINANCIAL REPORTING
      PURPOSES                                  1,000             972
   ACCOUNTS RECEIVABLE, PRINCIPALLY DUE
      TO ALLOWANCE FOR DOUBTFUL ACCOUNTS          635             745
   OTHER                                          109             375
   GROSS DEFERRED TAX ASSETS                   10,002          10,949
      NET DEFERRED TAX (LIABILITY) ASSET     $ (5,815)       $ (6,808)

In assessing the recoverability of deferred tax assets, management considers whether it is reasonably probable that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent on the generation of future taxable income, during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the future expectation of taxable income and reversal of deferred tax liabilities, management believes it is more likely than not that the Company will realize the benefits of these deductible differences as reflected at July 1, 2000 and July 3, 1999.

7. Shareholders' Equity

In February 1994, the Board of Directors approved the adoption of the Shareholder Protection Rights Plan (the Plan) wherein one right attaches to and trades with each share of common stock. Each right entitles the registered holder to purchase from the Company, at an exercise price of $45.33, the number of shares of common stock or participating preferred stock having a market value of twice the exercise price. Such participating preferred stock is designed to have economic and voting terms similar to those of one share of common stock. Rights will separate from the common stock and become exercisable following the earlier of 1) the date a person or group acquires 15% or more of the outstanding stock, or 2) the 10{th} business day (or such later date the Board may decide) after any person commences a tender offer that would result in such person or group holding a total of 15% or more of the common stock. Additionally, in either case, rights owned by the acquiring person or group would automatically become void.

If a person acquires between 15% and 50% of the outstanding common stock, the Board may, in lieu of allowing rights to be exercised, require each outstanding right to be exchanged for one share of common stock or participating preferred stock. A provision in the Plan allows for rights holders to acquire stock of the acquiring person or group, in the event a change in control of the Company has occurred.

The rights are redeemable by the Company at $0.01 per right prior to becoming exercisable and expire 10 years from issuance. WLR Foods has 100,000,000 shares of common stock authorized, with 16,172,410 outstanding on July 1, 2000 and 16,541,691 outstanding on July 3, 1999. Additionally, there are 50,000,000 shares of preferred stock authorized with none outstanding as of July 1, 2000 or July 3, 1999.


8. STOCK OPTION AND STOCK PURCHASE PLANS

STOCK OPTION PLAN
WLR FOODS STOCK OPTION PLAN WAS ADOPTED BY THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE LONG-TERM INCENTIVE PLAN WHICH WAS RATIFIED BY THE SHAREHOLDERS OF THE COMPANY ON OCTOBER 31, 1998. THE PLAN PROVIDES FOR THE GRANTING OF INCENTIVE OR NONQUALIFIED COMMON STOCK OPTIONS. THE OPTION PRICE UNDER THE PLAN SHALL NOT BE LESS THAN THE FAIR MARKET VALUE OF THE COMMON SHARES AS OF THE DATE OF THE GRANT. THE OPTIONS VEST AFTER THREE YEARS, WITH ONE-THIRD VESTING EACH YEAR AFTER THE DATE OF GRANT. THE OPTIONS ARE EXERCISABLE AT VARYING DATES NOT TO EXCEED 10 YEARS FROM THE DATE OF GRANT. THE CHANGES IN THE OUTSTANDING COMMON SHARES UNDER OPTION FOR FISCAL 2000, 1999 AND 1998 ARE LISTED BELOW:

                                     COMMON SHARES        WEIGHTED AVERAGE
                                      UNDER OPTION         EXERCISE PRICE
OUTSTANDING AT JUNE 28, 1997            710,666               $13.85
CANCELED OR EXPIRED                    (226,041)              $14.29
GRANTED IN FISCAL 1998                  158,750                $6.88
OUTSTANDING AT JUNE 27, 1998            643,375               $11.98
CANCELED OR EXPIRED                    (262,126)              $13.85
EXERCISED                                (5,833)               $8.31
GRANTED IN FISCAL 1999                  144,000                $8.34
OUTSTANDING AT JULY 3, 1999             519,416               $10.07
CANCELED OR EXPIRED                     (27,000)               $8.96
GRANTED IN FISCAL 2000                  215,250                $5.05
OUTSTANDING AT JULY 1, 2000             707,666                $8.58

THERE WERE 327,497, 270,416, AND 343,374 SHARES EXERCISABLE UNDER OPTION WITH WEIGHTED AVERAGE EXERCISE PRICES OF $11.17, $12.06, AND $15.08 AT FISCAL YEAR END 2000, 1999 AND 1998, RESPECTIVELY. THE FOLLOWING TABLE SUMMARIZES INFORMATION ABOUT STOCK OPTIONS OUTSTANDING AS OF JULY 1, 2000:

STOCK OPTIONS OUTSTANDING:                      STOCK OPTIONS EXERCISABLE:
                                                WEIGHTED
                                                 AVERAGE
                                                REMAINING
                                               CONTRACTUAL
EXERCISE PRICE                      SHARES     LIFE (YEARS)      SHARES
$ 5.047                             213,000        9.8                -
6.875                               105,000        8.0           69,998
8.281                               126,500        9.0                -
8.310                                88,500        7.0           88,500
9.219                                 8,500        8.4            2,833
14.125                               88,666        5.5           88,666
15.000                               77,500        4.6           77,500

TOTAL                               707,666                     327,497


ACCOUNTING FOR STOCK OPTION PLAN
THE COMPANY HAS ELECTED TO ACCOUNT FOR ITS EMPLOYEE STOCK OPTION PLAN USING THE INTRINSIC VALUE METHOD OF ACCOUNTING. ACCORDINGLY, NO COMPENSATION COST HAS BEEN RECOGNIZED IN THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS BECAUSE THE EXERCISE PRICE OF THE STOCK OPTIONS EQUALS THE MARKET PRICE OF THE UNDERLYING STOCK ON THE DATE OF GRANT. PRO FORMA INFORMATION REGARDING NET EARNINGS (LOSS) AND NET EARNINGS (LOSS) PER SHARE IS REQUIRED BY SFAS NO. 123. ASSUMING THE COMPANY ACCOUNTED FOR ITS EMPLOYEE STOCK OPTIONS USING THE FAIR VALUE METHOD, THE COMPANY'S NET EARNINGS (LOSS) AND NET EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS WOULD APPROXIMATE THE PRO FORMA AMOUNTS INDICATED BELOW:

                                               FISCAL YEARS ENDED
(IN THOUSANDS, EXCEPT PER SHARE DATA)   JULY 1, 2000  JULY 3, 1999 JUNE 27, 1998
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS
   AS REPORTED                          $ 2,233       $ 22,738     $ (28,212)
   PRO FORMA                            $ 1,838       $ 22,292     $ (28,537)
NET EARNINGS (LOSS) PER COMMON SHARE
FROM CONTINUING OPERATIONS
   AS REPORTED, BASIC                    $ 0.13         $ 1.35       $ (1.72)
   AS REPORTED, DILUTED                  $ 0.13         $ 1.34       $ (1.72)
   PRO FORMA, BASIC                      $ 0.11         $ 1.33       $ (1.74)
   PRO FORMA, DILUTED                    $ 0.11         $ 1.32       $ (1.74)

NOTE: THE PRO FORMA DISCLOSURES SHOWN MAY NOT BE REPRESENTATIVE OF THE EFFECTS ON REPORTED NET EARNINGS IN FUTURE YEARS.

THE FAIR VALUE OF EACH STOCK OPTION GRANT USED TO COMPUTE PRO FORMA NET EARNINGS (LOSS) AND NET EARNINGS (LOSS) PER SHARE DISCLOSURES IS ESTIMATED AT THE TIME OF THE GRANT USING THE BLACK-SCHOLES OPTION-PRICING MODEL. THE WEIGHTED-AVERAGE ASSUMPTIONS USED IN THE MODEL ARE AS FOLLOWS:

                             2000              1999              1998
EXPECTED DIVIDEND YIELD      0.0%              0.0%              0.0%
EXPECTED VOLATILITY           54%               55%               31%
RISK-FREE INTEREST RATE      6.5%              5.5%              5.7%
EXPECTED TERM (IN YEARS)      10                10                10

USING THESE ASSUMPTIONS IN THE BLACK-SCHOLES MODEL, THE WEIGHTED AVERAGE FAIR VALUE OF OPTIONS GRANTED WAS $0.7 MILLION, $0.8 MILLION, AND $0.6 MILLION IN FISCAL YEARS 2000, 1999 AND 1998, RESPECTIVELY.

ON OCTOBER 29, 1994, THE SHAREHOLDERS OF WLR FOODS APPROVED THE POULTRY PRODUCER STOCK PURCHASE PLAN AND AMENDED AND RESTATED THE EMPLOYEE STOCK PURCHASE PLAN. THESE PLANS ALLOW CONTRACT PRODUCERS AND EMPLOYEES TO PURCHASE STOCK AT A 10% DISCOUNT FROM THE MARKET PRICE. ALL SHARES MUST BE HELD IN THE PLANS FOR A PERIOD OF TWO YEARS. UPON TERMINATION OF EMPLOYMENT OR CONTRACT, PARTICIPANTS ARE TERMINATED FROM THE RESPECTIVE PLANS.

9. LEASES

WLR FOODS HAS ENTERED INTO VARIOUS OPERATING LEASE AGREEMENTS FOR MACHINERY AND EQUIPMENT. THE LEASES ARE NONCANCELABLE AND EXPIRE ON VARIOUS DATES THROUGH 2006. TOTAL RENT EXPENSE WAS APPROXIMATELY $3.4 MILLION, $3.4 MILLION, AND $5.1 MILLION FOR FISCAL 2000, 1999 AND 1998, RESPECTIVELY. THE FOLLOWING SCHEDULE PRESENTS THE FUTURE MINIMUM RENTAL PAYMENTS REQUIRED UNDER THE OPERATING LEASES THAT HAVE INITIAL OR REMAINING NONCANCELABLE LEASE TERMS IN EXCESS OF ONE YEAR AS OF JULY 1, 2000:

(IN THOUSANDS)
FISCAL 2001                    $ 2,399
FISCAL 2002                      1,347
FISCAL 2003                        623
FISCAL 2004                        150
FISCAL 2005                         36
FISCAL 2006                         12
TOTAL MINIMUM LEASE PAYMENTS   $ 4,567

10. RELATED PARTY TRANSACTIONS

CERTAIN DIRECTORS OF WLR FOODS ARE CONTRACT GROWERS OF LIVE POULTRY FOR THE COMPANY. IN ADDITION, A WLR FOODS DIRECTOR IS A DIRECTOR/OFFICER OF A COMPANY WHICH SUPPLIES FUEL AND RELATED PRODUCTS TO CERTAIN LOCATIONS OF THE COMPANY. TRANSACTIONS WITH THESE RELATED PARTIES DURING THE PAST THREE FISCAL YEARS ARE AS FOLLOWS:


                            PURCHASES FROM
(IN THOUSANDS)              RELATED PARTIES
FISCAL 2000                 $ 700
FISCAL 1999                   967
FISCAL 1998                 1,381

IN MANAGEMENT'S OPINION, ALL RELATED PARTY TRANSACTIONS ARE CONDUCTED UNDER NORMAL BUSINESS CONDITIONS, WITH NO PREFERENTIAL TREATMENT GIVEN TO RELATED PARTIES.

11. EARNINGS PER SHARE
THE FOLLOWING IS A RECONCILIATION BETWEEN THE CALCULATION OF BASIC AND
DILUTED NET EARNINGS (LOSS) PER SHARE:

                            THIRTEEN WEEKS ENDED        YEARS ENDED
                          SEPTEMBER 30, OCTOBER 2,   JULY 1,  JULY 3, JUNE 27,
                              2000        1999        2000     1999     1998
                          (UNAUDITED)
(DOLLARS IN THOUSANDS)
NUMERATOR:
NET EARNINGS (LOSS) FROM
   CONTINUING OPERATIONS   $ 3,906     $ 2,543      $ 2,233   $22,738 $(28,212)
DENOMINATOR:
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING       16,193      16,550       16,419    16,479   16,315
EFFECT OF OUTSTANDING
   STOCK WARRANTS              320         302          320       300       88
BASIC WEIGHTED AVERAGE
COMMON SHARES OUTSTANDING   16,513      16,852       16,739    16,779   16,403
BASIC NET EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS
   PER COMMON SHARE        $  0.24     $  0.15      $  0.13   $  1.35  $ (1.72)

NUMERATOR:
NET EARNINGS (LOSS) FROM
   CONTINUING OPERATIONS   $ 3,906     $ 2,543      $ 2,233   $ 22,738 $(28,212)
DENOMINATOR:
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING       16,193      16,550       16,419     16,479   16,315
EFFECT OF OUTSTANDING
   STOCK OPTIONS                 3           5           22         11        -
EFFECT OF OUTSTANDING
   STOCK WARRANTS              320         302          320        407       88
DILUTED WEIGHTED AVERAGE
   COMMON SHARES
   OUTSTANDING              16,516      16,857       16,761     16,897   16,403
DILUTED NET EARNINGS
   (LOSS) FROM CONTINUING
   OPERATIONS PER COMMON
   SHARE                   $  0.24     $  0.15      $  0.13    $  1.34  $ (1.72)

OPTIONS TO PURCHASE 707,666, 519,416 AND 643,375 SHARES OF COMMON STOCK, AT PRICES BETWEEN $5.05 AND $15.00, $6.88 AND $15.00, AND $6.88 AND $20.00 PER
SHARE WERE OUTSTANDING IN 2000, 1999, AND 1998, RESPECTIVELY. THE
OUTSTANDING OPTIONS WERE NOT INCLUDED IN THE COMPUTATION OF DILUTED EARNINGS PER SHARE FOR FISCAL YEAR 1998 BECAUSE THE EFFECT OF INCLUDING THESE OPTIONS WOULD HAVE BEEN ANTI-DILUTIVE.

12. DISCONTINUED OPERATIONS

DURING FISCAL YEAR 1998, THE COMPANY'S BOARD OF DIRECTORS ADOPTED A PLAN TO DISCONTINUE OPERATIONS OF ITS SUBSIDIARY, CASSCO ICE & COLD STORAGE. THE TRANSACTION INVOLVED THE SALE OF THE DIVISION AND WAS COMPLETED ON JULY 31, 1998. NET PROCEEDS OF APPROXIMATELY $55 MILLION WERE RECEIVED, RESULTING IN A GAIN OF APPROXIMATELY $28 MILLION ($18 MILLION AFTER TAX). EARNINGS FROM DISCONTINUED OPERATIONS IN FISCAL YEAR 1999 WERE APPROXIMATELY $1 MILLION ($0.7 MILLION AFTER TAX). ACCORDINGLY, THE OPERATING RESULTS OF THE CASSCO ICE OPERATIONS HAVE BEEN SEGREGATED FROM CONTINUING OPERATIONS AND REPORTED AS SEPARATE LINE ITEMS ON THE CONSOLIDATED STATEMENT OF OPERATIONS. OPERATING RESULTS OF DISCONTINUED OPERATIONS WERE AS FOLLOWS:

(IN THOUSANDS)             2000     1999     1998
NET SALES                 $   -     $4,641   $22,063
INCOME BEFORE TAX             -      1,071     4,529
INCOME TAX EXPENSE            -        407     1,671
NET EARNINGS              $   -     $  664   $ 2,858

13. SALE OF ASSETS

On August 14, 1998, the Company completed the sale of its Goldsboro, North Carolina chicken complex. Net proceeds of approximately $38 million were received in exchange for assets totaling approximately $30 million. The gain of approximately $8 million ($5 million after tax) is included in the results of operations for fiscal year 1999. The Company also completed the sale of its Monroe, North Carolina processing plant in fiscal year 1999. The sale resulted in a loss of approximately $1.5 million ($0.9 million after tax).

14. Contingencies

The Company is a defendant in a pending litigation proceeding in the state of West Virginia alleging violations of the West Virginia Consumer Protection Act and West Virginia Antitrust Law. The suit alleges, among other things, that the Company provided substandard chicks and feed to growers who raise chickens for the Company in West Virginia. The suit was dismissed by the Hardy County Circuit Court and is currently being appealed before the West Virginia Supreme Court. While any potential damages in the suit cannot be determined, the lawsuit is not expected to have a material effect on the Company's consolidated financial statements. The Company believes the suit is without merit and intends to defend it vigorously.


15. SEGMENT, GEOGRAPHIC, AND MAJOR CUSTOMER INFORMATION

IN FISCAL YEAR 1999, THE COMPANY ADOPTED SFAS NO. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION." THIS STATEMENT REQUIRES COMPANIES TO REPORT CERTAIN INFORMATION ABOUT OPERATING SEGMENTS IN THEIR FINANCIAL STATEMENTS AND ESTABLISHES STANDARDS FOR RELATED DISCLOSURES ABOUT PRODUCTS AND SERVICES, GEOGRAPHIC AREAS AND MAJOR CUSTOMERS.

THE COMPANY HAS TWO REPORTABLE SEGMENTS: CHICKEN AND TURKEY. THE THIRD SEGMENT, OTHER, INCLUDES REVENUES FROM THE COMPANY'S PROTEIN CONVERSION PLANTS, UNALLOCATED CORPORATE-RELATED ITEMS AND OTHER MISCELLANEOUS ITEMS. CHICKEN SEGMENT REVENUES ARE PRIMARILY SALES OF CHICKEN-RELATED PRODUCTS, SUCH AS RETAIL TRAYPACK ITEMS, WHOLE BIRDS CUT UP FOR FAST-FOOD RESTAURANTS AND PORTION-CONTROLLED PRODUCTS FOR FOODSERVICE DISTRIBUTORS. TURKEY SEGMENT REVENUES ARE PRIMARILIY SALES OF TURKEY-RELATED PRODUCTS AND FURTHER PROCESSED PRODUCTS, INCLUDING BOTH TURKEY AND CHICKEN ITEMS, PRODUCED AT THE COMPANY'S FURTHER PROCESSING PLANTS. THESE ITEMS INCLUDE FRESH AND FROZEN WHOLE BIRDS AND PARTS, INCLUDING RETAIL TRAYPACK ITEMS, TURKEY BURGERS AND A FULL LINE OF FURTHER PROCESSED PRODUCTS, INCLUDING DELI MEATS, FRANKFURTERS AND SALADS. TO BETTER UTILIZE ITS FEED MANUFACTURING CAPABILITIES, THE COMPANY SELLS FEED TO OTHER USERS, PRIMARILY FROM ITS MARSHVILLE, NORTH CAROLINA FEEDMILL. SALES FROM THIS MILL WERE INCLUDED IN TURKEY SEGMENT SALES THROUGH THE FIRST QUARTER OF FISCAL 1999, WHEN THE COMPLEX WAS CONVERTED TO CHICKEN PROCESSING. EACH SEGMENT IS EVALUATED BY MANAGEMENT BASED ON OPERATING PROFIT (LOSS) AND NET EARNINGS (LOSS).

THE FOLLOWING TABLES SET FORTH SPECIFIC OPERATING INFORMATION ABOUT EACH SEGMENT AS REVIEWED BY THE COMPANY'S MANAGEMENT. NET EARNINGS (LOSS) FOR SEGMENT REPORTING IS PRESENTED ON THE SAME BASIS AS THAT USED FOR CONSOLIDATED NET EARNINGS (LOSS). THE ACCOUNTING POLICIES OF THE SEGMENTS ARE THE SAME AS THOSE DESCRIBED IN THE SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES. ADMINISTRATIVE SERVICES PROVIDED BY THE CORPORATE OFFICES ARE PRIMARILY ALLOCATED TO THE INDIVIDUAL SEGMENTS BASED ON LEVELS OF INVENTORIES AND PROPERTY, PLANT AND EQUIPMENT. DUE TO CERTAIN ASSETS WHICH ARE SHARED BETWEEN SEGMENTS, MANAGEMENT EVALUATES ASSETS AND CAPITAL EXPENDITURES ON A CONSOLIDATED BASIS; THEREFORE, SUCH INFORMATION IS NOT PRESENTED ON A SEGMENT BASIS.

YEAR ENDED JULY 1, 2000        CHICKEN  TURKEY   OTHER  ELIMINATIONS TOTAL
(IN THOUSANDS)

EXTERNAL SEGMENT REVENUES      $403,060 $421,616 $ 8,052   $     -   $832,728
INTERSEGMENT REVENUES                 -        -  12,655   (12,655)         -
TOTAL REVENUES                  403,060  421,616  20,707   (12,655)   832,728
INTEREST EXPENSE                  2,520    2,549       -      (101)     4,968
INTEREST INCOME                       -      205     145      (101)       249
INCOME TAXES (BENEFIT)           (6,718)   5,675   1,639         -        596
NET EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS        (11,078)   9,360   3,951         -      2,233
DEPRECIATION EXPENSE              9,852    6,678   1,314         -     17,844

YEAR ENDED JULY 3,1999
EXTERNAL SEGMENT REVENUES      $452,513 $427,637 $ 7,936   $     -   $888,086
INTERSEGMENT REVENUES                 -        -  12,882   (12,882)         -
TOTAL REVENUES                  452,513  427,637  20,818   (12,882)   888,086
INTEREST EXPENSE                  4,974    6,060       -      (103)    10,931
GAIN ON SALE OF
   GOLDSBORO COMPLEX              7,699        -       -         -      7,699
INTEREST INCOME                       1      103     299      (103)       300
INCOME TAXES (BENEFIT)           13,561   (1,861)  1,511         -     13,211
NET EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS         22,193   (3,046)  3,591         -     22,738
EXTRAORDINARY CHARGE                  -        -  (2,559)        -     (2,559)
DEPRECIATION EXPENSE              9,754    8,218   1,408         -     19,380

YEAR ENDED JUNE 27, 1998
EXTERNAL SEGMENT REVENUES      $388,559 $546,256 $11,152   $     -   $945,967
INTERSEGMENT REVENUES            22,912        -  13,460   (36,372)         -
TOTAL REVENUES                  411,471  546,256  24,612   (36,372)   945,967
INTEREST EXPENSE                  8,239   14,376      13       (89)    22,539
INTEREST INCOME                      70        6      88       (89)        75
INCOME TAXES (BENEFIT)            3,277  (20,563)    934         -    (16,352)
NET EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS          6,085  (36,158)  1,927       (66)   (28,212)
DEPRECIATION EXPENSE              9,432   11,169   2,242         -     22,843

THIRTEEN WEEKSENDED SEPTEMBER 30, 2000

(IN THOUSANDS)              CHICKEN  TURKEY  OTHER    ELIMINATIONS TOTAL
EXTERNAL SEGMENT REVENUES   $106,978 $102,835 $ 2,068      $     -  $211,881
INTERSEGMENT REVENUES              -        -   3,080       (3,080)        -
TOTAL REVENUES               106,978  102,835   5,148       (3,080)  211,881
INTEREST EXPENSE                 757      776       -          (27)    1,506
INTEREST INCOME                    -        1      27          (27)        1
INCOME TAXES (BENEFIT)           158    1,444     410            -     2,012
NET EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS          306    2,802     798            -     3,906
DEPRECIATION EXPENSE           2,438    1,635     305            -     4,378

THIRTEEN WEEKS ENDED OCTOBER 2, 1999
EXTERNAL SEGMENT REVENUES   $102,351 $ 97,771 $ 1,885      $     -  $202,007
INTERSEGMENT REVENUES              -        -   3,143       (3,143)        -
TOTAL REVENUES               102,351   97,771   5,028       (3,143)  202,007
INTEREST EXPENSE                 627      629       -          (23)    1,233
INTEREST INCOME                    -       98      58          (23)      133
INCOME TAXES (BENEFIT)           (37)   1,020     559            -     1,542
NET EARNINGS (LOSS)FROM
   CONTINUING OPERATIONS         (61)   1,682     922            -     2,543
DEPRECIATION EXPENSE           2,524    1,762     329            -     4,615

A RECONCILIATION OF TOTAL SEGMENT EARNINGS (LOSS) TO CONSOLIDATED NET
EARNINGS (LOSS) IS AS FOLLOWS:
                   Thirteen Weeks Ended                   YEARS ENDED
                   SEPTEMBER 30, October 2,     JULY 1,   JULY 3,   JUNE 27,
                       2000        1999          2000       1999      1998
                    (UNAUDITED)

SEGMENT EARNINGS
   (LOSS)           $ 3,906      $ 2,543        $ 2,233   $22,738   $(28,212)
UNALLOCATED:
EARNINGS FROM DISCONTINUED
   OPERATIONS,
   NET OF TAX             -            -              -       664      2,858
GAIN ON SALE OF
   DISCONTINUED OPERATIONS,
   NET OF TAX             -            -              -    17,927          -
EXTRAORDINARY CHARGE ON
   EARLY EXTINGUISHMENTS
   OF DEBT, NET OF TAX    -            -              -    (2,559)         -
NET EARNINGS(LOSS) $ 3,906       $ 2,543        $ 2,233   $38,770   $(25,354)

GEOGRAPHIC INFORMATION.
NO INDIVIDUAL FOREIGN COUNTRY ACCOUNTS FOR 10% OR MORE OF SALES TO EXTERNAL CUSTOMERS.

MAJOR CUSTOMERS.
REVENUES FROM ONE CUSTOMER REPRESENTED APPROXIMATELY $129 MILLION AND $113 MILLION, OR 16% AND 13%, OF TOTAL COMPANY NET SALES IN FISCAL YEARS 2000 AND 1999, RESPECTIVELY. NO CUSTOMER REPRESENTED 10% OR MORE OF TOTAL COMPANY'S NET SALES IN FISCAL YEAR 1998.

16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

THE UNAUDITED SUMMARY OF QUARTERLY RESULTS OF CONTINUING OPERATIONS FOR
FISCAL 2000 AND 1999 FOLLOWS:

FISCAL YEAR ENDED JUNE 30, 2001   FIRST     SECOND      THIRD   FOURTH
(IN THOUSANDS, EXCEPT PER SHARE DATA)
NET SALES                         $ 211,881
OPERATING INCOME (LOSS)               7,398
NET EARNINGS(LOSS) FROM
   CONTINUING  OPERATIONS             3,906

PER SHARE DATA:
DILUTED EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS PER
   COMMON SHARE                   $    0.24

FISCAL YEAR ENDED JULY 1,2000     FIRST     SECOND      THIRD   FOURTH
(IN THOUSANDS, EXCEPT PER SHARE DATA)
NET SALES                         $202,007  $218,803    $199,182 $212,736
OPERATING INCOME (LOSS)              4,946     8,233      (6,961)     299
NET EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS             2,543     4,784      (4,970)    (124)
PER SHARE DATA:
DILUTED EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS
   PER COMMON SHARE               $   0.15  $   0.28    $  (0.30)$  (0.01)

FISCAL YEAR ENDED JULY 3, 1999    FIRST     SECOND      THIRD   FOURTH
NET SALES                         $237,941  $229,276    $192,881 $227,988
OPERATING INCOME                    15,889    15,094         759    6,924
NET EARNINGS (LOSS) FROM
   CONTINUING OPERATIONS            11,717     7,222        (127)   3,926
PER SHARE DATA:
DILUTED EARNINGS(LOSS) FROM
   CONTINUING OPERATIONS PER
   COMMON SHARE                   $   0.70  $   0.43    $  (0.01)$   0.23

PER SHARE CALCULATIONS ARE BASED ON EACH STAND ALONE PERIOD PRESENTED; THEREFORE, THE ANNUAL PER SHARE RESULTS MAY NOT BE THE SUM OF THE FOUR QUARTERS.

17. Subsequent Event

On January 27, 2001, a wholly owned subsidiary of Pilgrim's Pride Corporation acquired WLR Foods, Inc. and WLR Foods became a wholly-owned subsidiary of Pilgrim's Pride.

In connection with the merger, each share of WLR Foods common stock converted into the right to receive $14.25 in cash. The merger consideration was determined based upon arms'-length negotiations between Pilgrim's Pride and WLR Foods. As a result, Pilgrim's Pride will pay approximately $234.5 million in consideration for the WLR shares, and also repaid approximately $45.5 million in debt of WLR Foods. Pilgrim's Pride financed the merger through a combination of cash on hand and borrowings under its credit facility with CoBank, ABC.

                               EXHIBIT 99.2

                       UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL DATA

     The unaudited pro forma condensed consolidated statement of operations for the three months ended December 31, 2000 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2000 are based on the historical unaudited consolidated financial statements of Pilgrim's Pride Corporation (Pilgrim's Pride) and the historical unaudited consolidated financial statements of WLR Foods, Inc. (WLR) and on the assumptions and adjustments described in the notes to the unaudited pro forma financial data, including assumptions relating to the allocation of the consideration paid for WLR to the assets and liabilities acquired, based on preliminary estimates of their respective fair values. Pilgrim's Pride's management does not expect the final allocation of this consideration to significantly differ from that reflected in the unaudited pro forma combined consolidated financial data. WLR's fiscal year end was July 1, 2000, and ,as such, their results have been adjusted so that they coincide with the periods presented for the Pilgrim's Pride fiscal year ended September, 30 2000 and the first quarter ended December 30, 2000.

      The unaudited pro forma balance sheet data has been presented as if the acquisition of WLR had occurred as of December 31, 2000, and the proforma condensed consolidated statement of operations data has been prepared as if the acquisition occurred at the beginning of each period presented.

     The unaudited pro forma condensed statement of operations for the year ended September 30, 2000 is based on the historical audited consolidated financial statements of Pilgrim's Pride for the fiscal year ended September 30, 2000, and the historical consolidated financial statements of WLR adjusted to be presented on the same fiscal year basis as Pilgrim's Pride and for other assumptions and adjustments described in the notes to the unaudited pro forma financial data.

     The acquisition of WLR was completed effective January 27, 2001.

     The acquisition of WLR has been accounted for using the purchase method of accounting. The total purchase cost of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The purchase price allocation is preliminary, based on facts currently known to Pilgrim's Pride. Management is not aware of any significant unrecorded obligations or contingencies, other than those disclosed in the pro forma financial statements.

Pilgrim's Pride Corporation
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
DECEMBER 30, 2000
(IN THOUSANDS)
                     PILGRIM'S    WLR    PRO FORMA    PRO FORMA
                       PRIDE      (A)   ADJUSTMENTS   COMBINED
CURRENT ASSETS
   CASH AND CASH
   EQUIVALENTS       $11,277      $179       $   -     $11,456
   ACCOUNTS
   RECEIVABLE         64,286    62,152           -     126,438
   INVENTORIES       167,212    97,471           -     264,683
   PREPAIDS AND OTHER
   CURRENT ASSETS     10,394     2,916           -      13,310
TOTAL CURRENT ASSETS 253,169   162,718           -     415,887

OTHER ASSETS
   PROPERTY, PLANT AND
      EQUIPMENT, NET 442,164    98,022     151,282 (B)  691,468
   OTHER LONG-TERM
   ASSETS             19,007     5,250                   24,257

                    $714,340  $265,990    $151,282   $1,131,612

CURRENT LIABILITIES
   NOTES PAYABLE TO
      BANKS         $  9,500  $      -    $      -    $   9,500
   ACCOUNTS PAYABLE
      AND OTHER CURRENT
      LIABILITIES    131,419    70,515       6,733 (B)  208,667
   CURRENT MATURITIES OF
      LONG TERM DEBT   4,742    36,172     (36,172)(C)    4,742
TOTAL CURRENT
   LIABILITIES       145,661   106,687     (29,439)     222,909

LONG TERM DEBT, LESS
   CURRENT
   MATURITIES        156,546       453     275,672 (C)  432,671
DEFERRED INCOME TAXES 56,568         -      56,374 (B)  112,942
OTHER LONG TERM
   LIABILITIES           889     7,525                    8,414
   TOTAL STOCKHOLDER'S
      EQUITY         354,676   151,325    (151,325)(C)  354,676
TOTAL LIABILITIES AND
   EQUITY           $714,340  $265,990    $151,282   $1,131,612

PILGRIM'S PRIDE CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2000
(IN THOUSANDS)

                  PILGRIM'S                PRO FORMA     PRO FORMA
                    PRIDE      WLR (A)      ADJUSTMENTS   COMBINED
REVENUES          $1,499,439  $842,602    $      -      $2,342,041
COST OF SALES      1,333,611   768,194      15,128 (D)   2,116,933
SELLING, GENERAL AND
   ADMINISTRATIVE     85,340    65,440           -         150,780

OPERATING INCOME
   (LOSS)             80,488     8,968     (15,128)         74,328
INTEREST EXPENSE,
   NET                17,779     5,374      25,833 (F)      48,986
OTHER (INCOME)
   EXPENSE, NET          (77)   (1,068)          -          (1,145)
INCOME (LOSS)
   BEFORE TAXES       62,786     4,662     (40,961)         26,487
PROVISION(BENEFIT)
   FOR INCOME TAXES   10,442     1,066     (15,975)(E)      (4,467)
NET INCOME           $52,344    $3,596    $(24,986)      $  30,954

EBITDA (G)          $116,592   $28,710    $      -       $ 145,302

Earnings per common share
Basic               $   1.27   $  0.22    $      -       $    0.73
Diluted                 1.27      0.22           -            0.73

PILGRIM'S PRIDE CORPORATION
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE  QUARTER ENDED DECEMBER, 30 2000
(IN THOUSANDS)
                  PILGRIM'S                PRO FORMA    PRO FORMA
                  PRIDE       WLR (A)     ADJUSTMENTS    COMBINED
REVENUES          $386,032    $222,947       $     -     $608,979
COST OF SALES      338,866     198,527         3,782 (D)  541,175
SELLING, GENERAL AND
   ADMINISTRATIVE   23,955      16,187             -       40,142

OPERATING INCOME
   (LOSS)           23,211       8,233        (3,782)      27,662
INTEREST  EXPENSE,
   NET               4,140       1,245         6,617 (F)   12,002
OTHER (INCOME)
   EXPENSE, NET         (1)          3             -            2
INCOME (LOSS)
   BEFORE TAXES     19,072       6,985       (10,399)      15,658

PROVISION(BENEFIT)
   FOR INCOME TAXES  6,335       2,375        (4,056)(E)    4,654

NET INCOME         $12,737      $4,610       $(6,343)     $11,004
EBITDA (G)         $31,880     $12,519             -      $44,399

Earnings per common share
Basic              $  0.31     $  0.28             -      $  0.27
Diluted               0.31        0.28             -         0.27

           NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                 (in thousands, except per-share amounts)

(A)The WLR historical financial statements have been adjusted to reflect the same periods as Pilgrim's Pride fiscal year end and fiscal first quarter. In addition, certain reclassifications have been made to the WLR historical financial statements to conform to the presentation used by Pilgrim's Pride.

    On January 27, 2001 the Company completed the acquisition of all of the outstanding shares of WLR common stock for $14.25 per share, or approximately $234,500.

(B)The WLR acquisition will be accounted for as a purchase business combination. The unaudited Pro Forma Condensed Consolidated Financial Statements do not include any adjustments related to WLR restructuring costs or recurring benefits expected from synergies.

    The purchase price includes an adjustment for deferred income taxes representing the tax effect of the differences between the assigned values and the tax basis of the assets and liabilities acquired. The purchase price allocation is preliminary and further adjustments may be made based on the completion of final valuation and other studies.


Components of purchase price:
 Cash paid for outstanding shares of common stock              $234,500
 Estimated transaction costs                                      5,000
 Less: Book value of net assets acquired                       (151,325)
 Plus: Establishment of deferred taxes                           56,374
 Excess consideration over book value of assets acquired       $144,549
 Preliminary purchase price allocation and other adjustments:
 Increase in fair value of property, plant and equipment        151,282
 Fair value adjustments for acquired liabilities                 (6,733)
                                                               $144,549

(A)Represents the payment of the purchase price for WLR's common stock plus the refinancing of WLR's outstanding debt, with proceeds from borrowings under Pilgrim's Pride's available $400 million secured term borrowing facility. (See footnote C to Pilgrim's Pride annual report on Form 10-K for the year ended September 30, 2000 for additional information about the secured term borrowing facility)

(B)Pro forma adjustments have been included to adjust depreciation expense based on the fair value preliminarily assigned to property, plant and equipment. An average useful life of 10 years was estimated for property, plant and equipment.

(C)Represents the income tax effect of pro forma adjustments.

(D)Pro forma adjustments have been included to adjust interest expense to consider the following attributes of the acquisition of WLR;

              i. Elimination of WLR's historical interest expense.

              ii.  Interest  expense on borrowings under the senior secured credit facility to finance the acquisition and refinance WLR's outstanding debt.

              iii.  Consideration  of  the 1% guarantee  fee  paid  to  the
               Company's major stockholder, for his guarantees on the increased borrowings.

              iv. Increase  in interest expense on certain of the Company's other outstanding debt instruments as a result of the increased leverage resulting from the acquisition of WLR and the related transactions.

(G) "EBITDA" is defined as the sum of operating income (loss) and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, net income as a measure of the Company's operating performance or cash flows as a measure of the Company's liquidity. EBITDA is presented here not as an alternative measure of operating results or liquidity, but rather to provide additional information related to the Company's performance.